UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

RADIANT LOGISTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Triton Towers Two 700 S. Renton Village Place Seventh Floor
Renton, Washington		98057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 462-1094

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RLGT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August, 31, 2026, the Company appointed David Buss to serve as its Senior Vice President and Chief Operating Officer (“COO”). Mr. Buss, age 62, brings with him over 30 years of experience of executive leadership in transportation and logistics, with experience directing complex operations, strategic planning, business development, and M&A diligence and integration. Mr. Buss most recently served as an independent private equity transportation logistics advisor from August 2025 until July 2026. Beginning in March 2020, he served as the Chief Executive Officer, North America Cluster for DB Schenker, where he led the U.S. division and coordinated business unit and commercial offerings across the organization, helping improve operating margin by more than 200% over a five-year period. He was subsequently promoted in April 2023 into the newly created North America Cluster leadership role and also served on the integration steering committee for the company's acquisition of USA Truck, completed in September 2022, until July 2025.

We entered into an employment agreement with Mr. Buss (“Employment Agreement”) setting forth the terms and conditions of his employment. Pursuant to the Employment Agreement, the Company will pay him an annual base salary of $250,000, subject to annual evaluation and adjustment. Incentive compensation will be awarded to Mr. Buss under the Company’s general management compensation plans, based upon the achievement of corporate and individual objectives at the discretion of our audit and executive oversight committee.

In addition to customary employment benefits that are broadly provided to our employees, such as participation in our stock option plans and life insurance, hospitalization, major medical and other health benefits, Mr. Buss is entitled to six months of severance in the form of salary continuation payments in the event his employment is terminated as a result of his death or disability, or by the Company other than for cause; or twelve months of severance if within nine months following a “Change of Control”, he voluntarily terminates his employment for “Good Reason” or his employment is terminated by the Company other than for cause. For the purposes of the Employment Agreement, a “Change of Control” shall be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of our assets to another entity, except to an entity controlled directly or indirectly by us, or a merger, consolidation or other reorganization in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws. Additionally, “Good Reason” shall be deemed to occur upon either (i) a breach of the Employment Agreement by us, or (ii) a reduction in salary without Mr. Buss’ consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Mr. Buss has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Buss and any of the Company’s directors or executive officers.

Item 8.01 Other Events

Radiant Logistics, Inc. (the “Company,” “we” or “us”) will hold its Annual Meeting of Stockholders (the “2026 Annual Meeting”) at its corporate offices on Monday, November 16, 2026 at 9:00 a.m., Pacific time. All holders of record of our common stock outstanding as of the close of business on September 29, 2026 will be entitled to vote at the 2026 Annual Meeting.

Stockholder proposals not intended to be included in the proxy materials for the 2026 Annual Meeting as well as stockholder nominations for election of directors at the 2026 Annual Meeting must each comply with advance notice provisions set forth in our Amended and Restated Bylaws. For stockholder proposals to be considered properly brought before the 2026 Annual Meeting, written notice must be received by our corporate secretary by September 27, 2026, which is 50 days prior to the 2026 Annual Meeting date. For director nominations to be considered properly brought before the 2026 Annual Meeting, written notice must be received by our corporate secretary by September 17, 2026, which is 60 days prior to the 2026 Annual Meeting date. If we do not receive notice by the foregoing dates, as applicable, then such notice will be considered untimely.

In addition to timing requirements, the advance notice provisions of our Amended and Restated Bylaws contain informational content requirements that also must be met. A copy of the Amended and Restated Bylaws may be obtained by writing to the Company at our principal place of business.

Stockholder proposals must comply with the requirements of all applicable laws, including, if applicable, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in the Company’s proxy materials. The deadline for determining whether a stockholder proposal is submitted timely under Rule 14a-8 was June 9, 2026.

All proposals by stockholders, all notices of nominations or other general business and all written requests for a copy of our Amended and Restated Bylaws should be sent to:

Radiant Logistics, Inc.

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, Washington 98057

Attn: Todd Macomber

Item 8.01 Other Events.

The Company will hold its 2026 Annual Meeting at its corporate offices on Monday, November 16, 2026 at 9:00 a.m., Pacific time. All holders of record of our common stock outstanding as of the close of business on September 29, 2026 will be entitled to vote at the 2026 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Employment Agreement between the Company and David Buss effective August 31, 2026

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc

Date:	September 3, 2026	By:	/s/ Todd Macomber
Todd Macomber Senior Vice President and Chief Financial Officer